UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2026

MERCER INTERNATIONAL INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	000-51826	47-0956945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada, V6C 1G8

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (604) 684-1099

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MERC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

A special committee of independent directors of Mercer International Inc.’s (the “Company”) board, together with the Company’s advisors, is in advanced discussions with an ad hoc group of holders (the “Ad Hoc Group”) of the Company’s 12.875% Senior Notes due 2028 (the “2028 Notes”) and the Company’s 5.125% Senior Notes due 2029 (together with the 2028 Notes, the “Notes”), members of which hold greater than 75% of the aggregate outstanding principal amount of the Notes, regarding the principal terms of a comprehensive recapitalization transaction and a significant capital infusion (the “Transaction”) intended to address the Company’s upcoming debt maturities, enhance liquidity and strengthen its balance sheet through a meaningful reduction in the Company’s funded debt and associated interest expense. The Company is optimistic that it will be able to announce a Transaction in the near term, although no assurance can be given that the Company will enter into a definitive agreement with members of the Ad Hoc Group or other holders of the Notes, or as to the timing or terms of any such agreement.

In light of ongoing negotiations with the Ad Hoc Group, the Company has elected not to make the approximately $25.8 million interest payment due October 1, 2026 on the 2028 Notes and instead opted to utilize the 30-day grace period provided under the indenture governing the 2028 Notes. Use of the grace period does not constitute an event of default under the indenture.

The Company’s pulp, lumber and mass timber operations continue to run in the ordinary course. The Company is also continuing to serve its customers and pay its suppliers, contractors and employees in the ordinary course, and does not expect any Transaction to affect its relationships with, or obligations to, these stakeholders.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The information furnished under Item 7.01 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER INTERNATIONAL INC.

Date: October 2, 2026	By:	/s/ Richard Short
Richard Short
Chief Financial Officer